Exhibit 99.1

NEWS RELEASE for June 20, 2006 at 7:30 a.m. EDT	Contact:
Roberta L. Smigel
Clarient, Inc.
(949) 443.3355
investorrelations@clarientinc.com

CLARIENT SIGNS AGREEMENT TO
PURCHASE ASSETS OF TRESTLE HOLDINGS, INC.

Improved Integration of Pathology Image Analysis, High-Speed Scanning and Virtual Microscopy

ALISO VIEJO, Calif. (June 20, 2006) — Clarient, Inc. (Nasdaq: CLRT), a premier technology and services resource for pathologists, oncologists and the pharmaceutical industry, announced today that it has entered into a definitive agreement with Trestle Holdings, Inc. (“Trestle”) (OTCBB:TLHO) to purchase substantially all of Trestle’s assets, including its high speed scanning technology and virtual systems.

The purchase strategically positions Clarient as a leading provider in the anatomical pathology market; integrating image analysis, high speed scanning capabilities and virtual microscopy into one offering. Complementing Clarient’s current proprietary Automated Cellular Image Analysis Systems (ACIS®) with Trestle’s technology enables Clarient to cover virtually all of the pathology samples needing anatomical laboratory analysis. The assets to be acquired include current product line and inventory, manufacturing capabilities, high speed scanning technology and related intellectual property.

Kenneth J. Bloom, M.D., Chief Medical Director of Clarient noted “Trestle has a solid reputation for quality and we are extremely excited about this opportunity. Trestle’s high-speed scanning technology strongly complements Clarient’s comprehensive cancer diagnostic services. This acquisition will provide Clarient with the capacity to provide a virtual pathology network linking Clarient with our customers, regardless of location, and allowing international access to our expert pathologists.”

“The expanded suite of products and services resulting from this acquisition helps to solidify Clarient’s position as a leader in technology and services for the characterization, assessment, and treatment of cancer,” commented Ron Andrews, Clarient’s President and Chief Executive Officer. “The significant intellectual property and high speed scanning technology obtained in this deal rounds out our IP portfolio in cellular imaging. It also enables us to accelerate the time to market for next generation products.”

The purchase price for Trestle’s assets is approximately $3 million in cash, less the amount of liabilities assumed by Clarient at closing, and is subject to certain potential adjustments pursuant to the asset purchase agreement. The consummation of the transaction is subject to the approval of Trestle’s stockholders and other customary conditions. The transaction is expected to close in the third quarter or early fourth quarter of 2006.

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Clarient also announced that it accepted a commitment letter from Safeguard Scientifics, Inc. (“Safeguard”), its principal stockholder, to provide capital to Clarient as a back-up source to help fund the purchase price to be paid in the Trestle transaction. Pursuant to the commitment letter, Safeguard has agreed, if requested by Clarient, to purchase $3 million of Clarient common stock for a purchase price equal to a 15% discount from the 10-day trailing average closing share price of Clarient’s common stock immediately prior to the closing of the Clarient/Trestle transaction or $1.50 per share, whichever is lower. In the event Clarient requests that Safeguard purchase these shares, Clarient would also issue to Safeguard warrants to purchase an additional 15% of the number of shares of common stock purchased by Safeguard (which warrants would have an exercise price representing a 15% premium to the 10-day trailing average closing share price of Clarient’s common stock immediately prior to the closing of the Clarient/Trestle transaction). Additionally, in connection with Clarient’s acceptance of the commitment letter, Clarient today paid Safeguard a facility fee of $15,000 in cash plus a warrant to purchase 50,000 shares of common stock at a purchase price equal to the 10-day trailing average closing share price of Clarient’s common stock immediately prior to June 19, 2006.

Commenting further, Andrews said, “We appreciate Safeguard’s confidence in Clarient’s new business model and their offering back-up financing should Clarient need it.”

About Clarient Inc.

Clarient combines innovative technologies with world class expertise to assess and characterize cancer. Clarient’s mission is to provide technologies, services and the critical information to improve the quality and reduce the cost of patient care as well as accelerating the drug development process. The Company’s principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies.

The Company was formed in 1996 to develop and market the ACIS® Automated Cellular Imaging System, an important advance in slide-based testing. The rise of individualized medicine as the new direction in oncology led the company in 2004 to expanded its business model to provide the full range of leading diagnostic technologies such as flow cytometry and molecular testing in-house, creating a state-of-the-art commercial cancer laboratory and providing the most advanced oncology testing and drug development services available. For more information, visit www.clarientinc.com.

About Safeguard

Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operating and management resources to our partner companies. The company participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information about Safeguard, please visit www.safeguard.com.

Forward Looking Statements

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to the fact that there are numerous conditions precedent to the parties’ obligations to consummate the Trestle transaction, (including the condition that the transaction must be approved by Trestle’s stockholders) and the Trestle transaction may not be consummated if such conditions are not satisfied or waived or for other reasons,  the Company’s ability to obtain additional financing on acceptable terms or at all (including financing to fund the Trestle transaction from Safeguard or another source), the Company’s ability to  successfully integrate Trestle’s business with its own business if the transaction is completed, the Company’s ability to develop and expand its instrument systems business and its diagnostic laboratory services business, the Company’s ability to successfully move and consolidate the Company’s two operating facilities into one new facility, the performance and acceptance of the Company’s system in the market place, the success of the Company’s development and distribution arrangement with Dako, the Company’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payer reimbursement for tests performed using the Company’s system,  unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software applications, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in cell imaging and dependence on third parties for collaboration in developing new tests and in distributing the Company’s systems and tests performed on the system, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to instrument placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

Where You Can Find Additional Information

Trestle Holdings has agreed to file a proxy statement in connection with the proposed Acquisition, which will be mailed to the stockholders of Trestle Holdings. Investors and stockholders of Trestle Holdings are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Acquisition and Trestle Holdings. Interested persons, including security holders of Trestle Holdings or Clarient, may obtain free copies of these documents (when they are available) and other documents filed by Trestle Holdings with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, security holders of Trestle Holdings may obtain free copies of the documents filed with the SEC by Trestle Holdings by going to Trestle Holdings’ corporate website at www.trestlecorp.com or by contacting: Investor Relations, Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California, 92618.

Trestle Holdings and its officers and directors may be deemed to be participants in the solicitation of proxies from Trestle Holdings’ stockholders with respect to the transactions contemplated by the Purchase Agreement. A description of any interests that Trestle Holdings’ officers and directors have in the Acquisition will be available in the proxy statement. Likewise, Clarient and its officers and directors may be deemed to be participants in the solicitation of proxies from Trestle Holdings’ stockholders in favor of the approval of the Acquisition. Information concerning Clarient’s directors and executive officers is set forth in Clarient’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 4, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Clarient’s corporate website at www.clarientinc.com.

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